                                                                    Exhibit 23.5


                                 INDEPENDENT AUDITOR'S CONSENT
                                 -----------------------------



We consent to the use in the Form S-4 Registration Statement and Prospectus of Aviation Group, Inc. of our reports dated September 17, 1999 and April 19, 2000, respectively, accompanying the consolidated financial statements of Aviation Group, Inc. and the financial statements of Epoch Technology, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/s/ Hein + Associates LLP

Hein + Associates LLP
Certified Public Accountants


June 21, 2000
Dallas, Texas